UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

James River Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	45-2579623
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

For correspondence, please contact:

Jillian Ivey Sidoti, Esq.
38730 Sky Canyon Drive – Ste A
Murrieta, CA 92563

(323) 799-1342 (phone)
jillian@jilliansidoti.com

2847 S. Ingram Mill, Suite B100
Springfield, MO 65804
 (Address of principal executive offices)

417-881-7818
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by James River Holding Corporation, a Delaware corporation, in connection with the items described below.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On June 4, 2013 James River Holding Corporation (the “Company”) received notification from Stan J.H. Lee (“Lee”) that Lee had resigned as the independent registered public accounting firm of the Company. The Company accepted this resignation.

The reports of Lee regarding the Company’s financial statements as of September 30, 2012 and the statements of operations, stockholders’ deficit and cash flows for the years then ended and for the period from May 31, 2011 (inception) through September 30, 2012 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. The reports of Lee, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the Company's two most recent fiscal years and any subsequent interim period through the date of resignation, there were no disagreements with Mr. Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b) The Board of Directors of the Company resolved to engage the independent registered public accounting firm of MaloneBailey, LLP (“Malone Bailey”), the Company’s new independent registered public accountants, which appointment MaloneBailey has accepted with the dismissal of Lee.

During the two most recent fiscal years and the interim period preceding the engagement of MaloneBailey, the Company has not consulted with Malone Bailey regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Malone Bailey or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-X.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

16.1	Letter from Auditor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

James River Holding Corporation

Date: June 4, 2013	By:	/s/ J. Barry Watts
J. Barry Watts
Chief Executive Officer